Exhibit 10.9
RealNetworks, Inc.
2007 DIRECTOR COMPENSATION STOCK PLAN
     1. Introduction. The Real Networks, Inc. 2007 Director Compensation Stock Plan (the “Plan”), a sub-plan under the Real Networks, Inc. 2005 Stock Incentive Plan (the “2005 SIP”), provides a method for the outside directors of RealNetworks, Inc. (the “Company”) to participate in the ownership of the Company through ownership of shares of the Company’s common stock. The Plan is a continuation of the Real Networks, Inc. Director Compensation Stock Plan (the “Prior Plan”) as in effect prior to the effectiveness of the Plan as provided in Section 10.
     2. Definitions. In addition to the terms defined in the 2005 SIP, the terms set forth below shall have the following meanings for purposes of the Plan:
          2.1 “Annual Retainer Fee” means the annual fee payable to a Nonemployee Director for his or her services on the Board.
          2.2 “Committee Chairperson Retainer Fee” means the annual fee, if any, payable to a Nonemployee Director for serving as a chairperson of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, or such other committee of the Board for which a chairperson may be appointed and designated by the Board from time to time as being eligible to receive the Committee Chairperson Retainer Fee.
          2.3 “Director Service Fees” means, collectively, the Annual Retainer Fee, the Committee Chairperson Retainer Fee and the Meeting Attendance Fees.
          2.4 “Compensation Dates” means the last day of each calendar quarter in a calendar year on which the Company’s executive offices are open for business and on which trading is conducted on the NASDAQ Stock Market (or such other national securities exchange on which the Shares are listed).
          2.5 “Meeting Attendance Fees” means fees payable to a Nonemployee Director for attendance at meetings of the Board or committees of the Board.
          2.6 “Nonemployee Director” means a member of the Board who is not an employee of the Company or any Subsidiary.
          2.7 “Plan Year” means the 12-month period commencing February 1 and ending on the following January 31. Notwithstanding the foregoing, the Plan Year that commenced on February 1, 2007 shall be considered to be a continuation of that Plan Year under the Prior Plan.
     3. Participation. Each Nonemployee Director shall be eligible to participate in the Plan.
     4. Election to Receive Shares in Lieu of Director Service Fees. Prior to the first day of each Plan Year, each Nonemployee Director may make an election to receive all or a portion of his or her Director Service Fees for such Plan Year in Shares (a “Share Election”) in lieu of cash. Such Shares shall be transferred in accordance with Section 5 hereof. Any Share Election shall be made in such form and manner as the Company may specify from time to time, shall specify the percentage of the Director Service Fees to be paid in Shares, and shall be irrevocable for the Plan Year for which the Stock Election is made. Notwithstanding the foregoing, any Nonemployee Director who is newly elected or appointed to the Board after the first day of a Plan Year must make the election under this Section within 30 days after becoming a Director with respect to the percentage of the Director Service Fees that are payable for the remainder of that Plan Year. Each election must be made by the Director by filing an election form with the Secretary of the Company. If a Director does not file an election form for each Plan Year by the specified date, the Director will be deemed to have elected to receive the Director Service Fees in the manner elected by the Director in his or her last valid election. Any person who becomes a Director during a Plan Year and does not file the required election within 30 days will be deemed to have elected to receive all of the Director Service Fees in cash. When an election is made for a Plan Year, the Director may not revoke or change that election.
     5. Transfer of Shares. Shares issuable to a Nonemployee Director pursuant to Section 4 hereof shall be determined and transferred to such Nonemployee Director on the Compensation Dates as follows:
     (a) The number of Shares to be issued to a Nonemployee Director on any Compensation Date in respect of the Annual Retainer Fee shall equal one-fourth of the amount of the Annual Retainer Fee to be paid in Shares (as elected by the Nonemployee Director) for the Plan Year divided by the Fair Market Value of a Share on the Compensation Date.
     (b) The number of Shares to be issued to a Nonemployee Director on any Compensation Date in respect of the Committee Chairperson Retainer Fee shall equal one-fourth of the amount of the Committee Chairperson Retainer Fee to be paid in Shares (as elected by the Nonemployee Director) for the Plan Year divided by the Fair Market Value of a Share on the Compensation Date, provided that the Nonemployee Director has served as Chairperson of the Committee during the quarter to which the Committee Chairperson Retainer Fee relates; and
     (c) The number of Shares to be issued to a Nonemployee Director on any Compensation Date in respect of the Meeting Attendance Fees shall equal the amount of the Meeting Attendance Fees to be paid in Shares (as elected by the Nonemployee Director) for the quarter during which the meetings being compensated were held and attended by the Nonemployee Director divided by the Fair Market Value of a Share on the Compensation Date.
     6. Fractional Shares. No fraction of a Share will be issued by virtue of a Share Election made by a Nonemployee Director, but in lieu thereof, a Nonemployee Director who would otherwise be entitled to a fraction of a share shall receive an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Fair Market Value of a Share on the applicable Compensation Date.
     7. Holding Period. Unless the Committee otherwise determines, Shares issued to a Nonemployee Director pursuant to Section 5 hereof may not be sold, pledged, assigned, encumbered or otherwise transferred or disposed of by the Nonemployee Director for a period of one year from the date of issuance of such shares.

     8. Legends. Each certificate representing Shares issued under the Plan shall, unless the Committee otherwise determines, contain on its reverse a legend in form substantially as follows, together with any other legends that are required by law, the terms and conditions of the Plan or that the Committee in its discretion deems necessary or appropriate:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MINIMUM HOLDING PERIOD AS DESCRIBED IN THE COMPANY’S 2007 DIRECTOR COMPENSATION STOCK PLAN AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
     The Company may cause the transfer agent for the Shares to place a stop transfer order with respect to such Shares.
     9. Rights as a Shareholder. A Nonemployee Director shall have no rights as a shareholder of the Company with respect to any Shares to be issued under the Plan until he or she becomes the holder of record of such Shares.
     10. Effectiveness. The Plan is effective as of June 25, 2007.
     11. Amendment; Termination. The Board or the Committee may at any time and from time to time alter, amend, or terminate the Plan in whole or in part; provided, however, that no such action shall, without the consent of a Nonemployee Director, affect the rights of such Nonemployee Director in any Shares previously issued to such Nonemployee Director under the Plan.
     12. Rights of Directors. Nothing contained in the Plan shall confer upon any Nonemployee Director any right to continue in the service of the Company as a director.
     13. Nontransferability. The rights and benefits under the Plan shall not be transferable by a Nonemployee Director other than by the laws of descent and distribution.
     14. Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.